Exhibit 10.6
Execution Version
AMENDED AND RESTATED PARENT GUARANTY
This AMENDED AND RESTATED PARENT GUARANTY (this “Guaranty”), dated as of March 29, 2021, is made by SUNNOVA ENERGY CORPORATION, a Delaware corporation (the “Parent Guarantor”), in favor of Sunnova TEP Holdings, LLC, a Delaware limited liability company (the “Borrower”), and CREDIT SUISSE AG, NEW YORK BRANCH (the “Administrative Agent”), as administrative agent under that certain Amended and Restated Credit Agreement, dated as of even date herewith (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among the Borrower, Sunnova TEP Management, LLC, a Delaware limited liability company, as facility administrator (“Sunnova Management” or in such capacity, the “Facility Administrator”), the Administrative Agent, the financial institutions that become parties thereto as lenders (the “Lenders”), the Funding Agents named therein, Wells Fargo Bank, National Association, as paying agent and U.S. Bank National Association, as verification agent.
PRELIMINARY STATEMENT:
WHEREAS, in order to induce the Borrower and the Administrative Agent to enter into the Credit Agreement, the Parent Guarantor entered into that certain Parent Guaranty, in favor of Borrower and Administrative Agent, dated as of September 6, 2019 (the “Original Guaranty”);
WHEREAS, in accordance with Section 6 of the Original Guaranty, the Administrative Agent, the Borrower, and the Parent Guarantor desire to amend and restate, without novation, the Original Guaranty in its entirety in the manner set forth herein; and
WHEREAS, the Parent Guarantor is entering into this Guaranty, pursuant to which the Parent Guarantor will (A) guaranty the performance and observance by Sunnova Management of its obligations as Facility Administrator under that certain Facility Administration Agreement, dated as of September 6, 2019, by and among the Borrower, the Facility Administrator and the Administrative Agent, and (B) guaranty the performance and observance by SAP Seller and TEP Resources of their obligations to pay Liquidated Damages Amounts for breaches of representations and warranties in respect of the Solar Assets under the Amended and Restated Sale and Contribution Agreement, dated as of the date hereof, by and among, SAP Seller, TEP Resources and the Borrower. Capitalized terms used but not defined herein shall have the meanings specified in the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and in order to induce the Borrower and the Administrative Agent to enter into the Credit Agreement, the Parent Guarantor hereby agrees as follows:
SECTION 1.Unconditional Undertaking. (a) The Parent Guarantor hereby unconditionally and irrevocably undertakes and agrees with and for the benefit of the Borrower and the Administrative Agent to:

(i)    cause the due and punctual performance and observance by Sunnova Management and its successors and assigns of all terms, covenants, conditions, agreements, undertakings and other obligations to be performed or observed by Sunnova Management under the Facility Administration Agreement in accordance with the respective terms thereof (collectively, the “Facility Administrator Obligations”),
(ii)    cause the due and punctual performance and observance by SAP Seller and Resources and their respective successors and assigns of all obligations of SAP Seller and TEP Resources in the Sale and Contribution Agreement to pay Liquidated Damages Amounts to the Borrower (collectively, the “Liquidated Damages Obligations” and together with the Facility Administrator Obligations, the “Obligations”),
(iii)    upon the receipt of notice by the Borrower or the Administrative Agent of the existence of a Defective Solar Asset that was either (x) sold to a Financing Fund after the Transfer Date for such Financing Fund or (y) is a Hedged SREC Solar Asset, within sixty (60) days of such notice, cure in all material respects the circumstance or condition which has caused such Solar Asset to become a Defective Solar Asset or pay the Liquidated Damages Amount in respect of such Defective Solar Asset, and
(iv)    pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Borrower or the Administrative Agent in enforcing their respective rights against Sunnova Management under the Facility Administration Agreement and this Guaranty and against SAP Seller or TEP Resources under the Sale and Contribution Agreement and this Guaranty.
(b)    If Sunnova Management, SAP Seller or TEP Resources fails in any manner whatsoever to perform or observe any of the Obligations applicable to it when the same shall be required to be performed or observed under the Facility Administration Agreement or the Sale and Contribution Agreement, as applicable, after giving effect to any applicable grace or cure period thereunder, the Parent Guarantor will itself, within three Business Days of the earlier of (i) the Parent Guarantor’s knowledge of such failure or (ii) demand from the Administrative Agent, duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Obligations, and it shall not be a condition to the accrual of the obligation of the Parent Guarantor hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that the Borrower or the Administrative Agent shall have first made any request of or demand upon or given any notice to the Parent Guarantor, Sunnova Management, SAP Seller or TEP Resources, as applicable, or their respective successors or assigns, or have instituted any action or proceeding against the Parent Guarantor, Sunnova Management, SAP Seller or TEP Resources, as applicable, or their respective successors or assigns in respect thereof.

(c)    Upon the requirement to pay Liquidated Damages Amounts, if any, in accordance with Section 1(a)(ii) and (iii), the Borrower and the Administrative Agent hereby direct and the Parent hereby agrees to pay all such Liquidated Damages Amounts, if any, by remitting all such amounts in immediately available funds to the Paying Agent for deposit into the Collection Account.
(d)    Each of the parties hereto acknowledges and agrees that, upon the satisfaction of the conditions in Section 3.4 of the Credit Agreement, this Guaranty amends, restates and in all respects replaces the Original Guaranty. Each of the parties hereto acknowledges and agrees that any reference to the “Guaranty” in the other Transaction Documents shall mean and be references to the Original Guaranty as amended and restated by this Guaranty. All liabilities and obligations of the Parent Guarantor outstanding under the Original Guaranty shall, to the extent not paid on or prior to the closing and effectiveness of this Guaranty as an amended and restated Guaranty on the date hereof, be extended and renewed so as to continue and be Obligations outstanding hereunder. The Original Guaranty as in effect prior to the date hereof shall exclusively govern all acts, representations, qualifications to representations and other rights and duties of Parent Guarantor hereunder and thereunder during the period of time on and after the date of execution of the Original Guaranty and prior to the date hereof. For the avoidance of doubt, the Parent Guarantor shall remain obligated for all liabilities it may have under the Original Guaranty that accrued prior to the effective date of this Guaranty with respect to Financing Fund Seller’s Liquidated Damages Obligations under the Sale and Contribution Agreement, dated as of September 6, 2019, by Financing Fund Seller, TEP Resources, and Borrower which Parent Guarantor undertook pursuant to the Original Guaranty.
SECTION 2.Obligation Absolute. The Parent Guarantor agrees that, to the maximum extent permitted by Applicable Law, the Obligations not performed by Sunnova Management, SAP Seller or TEP Resources will be performed by the Parent Guarantor strictly in accordance with the terms of the Facility Administration Agreement and the Sale and Contribution Agreement, as applicable, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Sunnova Management, SAP Seller or TEP Resources with respect thereto. The obligations of the Parent Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against the Parent Guarantor to enforce this Guaranty, to the maximum extent permitted by Applicable Law, irrespective of whether any action is brought against Sunnova Management, SAP Seller or TEP Resources or whether Sunnova Management, SAP Seller or TEP Resources is joined in any such action or actions. Except as provided in Section 10 hereof, to the maximum extent permitted by Applicable Law, the liability of the Parent Guarantor under this Guaranty shall be absolute and unconditional irrespective of:
(a)    any lack of validity or enforceability against Sunnova Management of the Facility Administration Agreement or any other agreement or instrument relating thereto or any lack of validity or enforceability against SAP Seller or TEP Resources of the Sale and Contribution Agreement or any other agreement or instrument relating thereto ;

(b)    any change in the time, manner or place of performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from any Transaction Document;
(c)    any taking, exchange, release or non-perfection of any collateral, or any taking, release, amendment or waiver of, or consent to departure from, any guaranty, for all or any of the Obligations;
(d)    any manner of application of collateral, or proceeds thereof, to all or any of the Obligations (unless such application satisfies the Obligations in full), or any manner of sale or other disposition of any collateral or any other assets of Sunnova Management, SAP Seller or TEP Resources or any of their respective subsidiaries for all or any of the Obligations;
(e)    any change, restructuring or termination of the corporate structure or existence of Sunnova Management, SAP Seller, TEP Resources, the Parent Guarantor or any of their respective subsidiaries;
(f)    any other circumstance that might otherwise constitute a legal or equitable discharge or defense available to, or a discharge of, Sunnova Management, SAP Seller, TEP Resources, the Parent Guarantor, as applicable, or a guarantor;
(g)     the absence of any attempt by, or on behalf of, the Administrative Agent or any of the Lenders, to collect, or to take any other action to enforce, all or any part of the Loan Notes or the Obligations;
(h)    the election of any remedy by, or on behalf of, the Administrative Agent or any of the Lenders, in any proceeding of the Borrower instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et seq.) (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code;
(i)    any borrowing or grant of a security interest by the Borrower, as a debtor in possession, under Section 364 of the Bankruptcy Code;
(j)    the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Administrative Agent or any of the Lenders against the Borrower for repayment of all or any part of the Obligations (not as defined herein, but as defined in the Credit Agreement), including any amount due hereunder; or
(k)    any actual or alleged fraud by any party (other than the Administrative Agent, any Successor Facility Administrator, any of the Lenders, the Paying Agent or the Verification Agent).

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Borrower or the Administrative Agent upon the insolvency, bankruptcy or reorganization of Sunnova Management, SAP Seller, TEP Resources, or the Parent Guarantor, as applicable, or otherwise, to the maximum extent permitted by Applicable Law, all as though payment had not been made.
SECTION 3.Waiver. The Parent Guarantor hereby waives, to the maximum extent permitted by Applicable Law, promptness, diligence, notice of acceptance and any other notice (except as specifically provided for in the Facility Administration Agreement and the Sale and Contribution Agreement) with respect to any of the Obligations and this Guaranty and any requirement that the Borrower or the Administrative Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral.
SECTION 4.Subrogation. The Parent Guarantor will not exercise any rights that it may acquire by way of subrogation under this Guaranty, by any performance hereunder or otherwise, until all the Obligations and all other amounts payable under this Guaranty, the Facility Administration Agreement and the Sale and Contribution Agreement shall have been performed in full. If any amount shall be paid to the Parent Guarantor on account of such subrogation rights at any time prior to the performance in full of the Obligations under this Guaranty, the Facility Administration Agreement and the Sale and Contribution Agreement, such amount shall be held in trust for the benefit of the Borrower or the Administrative Agent, as the case may be, and shall forthwith be paid to the Borrower or the Administrative Agent, as the case may be, to be credited and applied to the Obligations, whether matured or unmatured, in accordance with the terms of the Facility Administration Agreement or the Sale and Contribution Agreement or to be held by the Borrower or the Administrative Agent as the case may be, as collateral security for any Obligations thereafter existing. If all the Obligations under this Guaranty shall be performed in full, the Borrower or the Administrative Agent, as the case may be, will, at the Parent Guarantor’s request, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of any interest in the Obligations resulting from such payment by the Parent Guarantor.
SECTION 5.Representations and Warranties and Covenants. Effective on, and as of, the Amendment and Restatement Date, unless otherwise specifically set forth in the applicable representation or warranty, the Parent Guarantor hereby represents, warrants and covenants that:
(a)Existence. The Parent Guarantor (i) is, and at all times during the term of this Guaranty will be, an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has, and at all times during the term of this Guaranty will have, all requisite corporate or other power, and all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on the ability of the

Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor, and (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor.
(b)Financial Condition. The Parent Guarantor has heretofore furnished to the Borrower and the Administrative Agent, a copy of:
(i)the consolidated balance sheet of the Parent Guarantor and its consolidated subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of operations and of cash flows for the Parent Guarantor and its consolidated subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon by PricewaterhouseCoopers LLP; and
(ii)the unaudited consolidated balance sheet of SEI and its consolidated subsidiaries for the fiscal quarter of SEI ended September 30, 2019 setting forth the related unaudited interim consolidated statements of operations for such fiscal quarter and cash flows for such period for SEI and its consolidated subsidiaries.
All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Parent Guarantor or SEI, as applicable, and its subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2019, through the date of this Guaranty, there has been no material adverse change in the consolidated business, operations or financial condition of the Parent Guarantor and its consolidated subsidiaries, as applicable, taken as a whole from that set forth in said financial statements.
(c)Litigation. Other than the actions, suits, arbitrations or litigation disclosed in the Parent Guarantor’s quarterly or annual financial statements, there are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Parent Guarantor or any of its Affiliates or affecting any of the property of any of them before any Governmental Authority (i) that questions or challenges the validity or enforceability of this Guaranty or any action to be taken in connection with the transactions contemplated hereby or (ii) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor.
(d)No Breach. Neither (i) the execution and delivery of this Guaranty nor (ii) the consummation of the transactions herein contemplated in compliance with the terms and provisions hereof will conflict with or result in a breach of the charter or by-laws of the Parent Guarantor, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or other material agreement or instrument to which the Parent Guarantor is a party or by which any of its property is bound or to which it is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien upon any property of the Parent Guarantor or any of its subsidiaries pursuant to the terms of any such agreement or instrument.
(e)No Defaults or Violations. The Parent Guarantor is not in default under any material agreement, contract or instrument, as applicable, to which the Parent Guarantor is a party or by which it is or its properties are bound, or subject to or in violation of any statute or of any order or regulation of any court, administrative agency, arbitrator or governmental body that would have a material adverse effect on the ability of the Parent Guarantor to perform its obligations under this Guaranty or the business, operations, financial condition, or assets of the Parent Guarantor; and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or such a violation of any statute or of any order or regulation of any court, administrative agency, arbitrator or governmental body.
(f)Action. The Parent Guarantor has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations hereunder; the execution, delivery and performance by the Parent Guarantor of this Guaranty has been duly authorized by all necessary corporate or other action on its part and this Guaranty has been duly and validly executed and delivered by the Parent Guarantor and constitutes a legal, valid and binding obligation of the Parent Guarantor, enforceable against the Parent Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights and by general principles of equity.
(g)Licenses. The Parent Guarantor holds, and at all times during the term of this Guaranty will hold, all material licenses, certificates, franchises and permits from all governmental authorities necessary for the conduct of its business and has received no notice of proceedings relating to the revocation of any such license, certificate, franchise or permit which individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect its ability to perform its obligations under this Guaranty or any other documents or transactions contemplated hereunder.
(h)Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Parent Guarantor hereunder or for the legality, validity or enforceability hereof.
(i)Conditions Precedent. There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.
(j)Ownership. Effective on the Amendment and Restatement Date, the Parent Guarantor, is the legal and beneficial owner of all of the outstanding equity interest in Sunnova

Management and is the indirect legal and beneficial owner of all of the outstanding equity interest in SAP Seller, TEP Resources and the Borrower.
(k)Taxes. The Parent Guarantor and its subsidiaries have filed all U.S. federal income tax returns and all other material tax returns that are required to be filed by them and have paid, or have made provision for the payment of, all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Parent Guarantor and its subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Parent Guarantor, adequate.
(l)Foreign Taxes. None of Parent Guarantor, Sunnova Management, SAP Seller or TEP Resources is aware of any Host Customer under a Solar Service Agreement who has withheld any portion of its payment due under such Solar Service Agreement because of the requirements of a foreign taxing authority, and no foreign taxing authority has contacted the Parent Guarantor, Sunnova Management, SAP Seller or TEP Resources concerning a withholding or other tax liability.
(m)Investment Company Act. The Parent Guarantor is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.
(n)True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Parent Guarantor to the Borrower and the Administrative Agent in connection with the negotiation, preparation or delivery of this Guaranty or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Parent Guarantor to the Borrower and the Administrative Agent in connection with this Guaranty and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.
(o)ERISA. As of the Amendment and Restatement Date and at all times during the term of this Guaranty, (i) each “employee pension benefit plan,” as such term is defined in Section 3(2) of ERISA, that is sponsored, maintained, or contributed to by the Parent Guarantor or its subsidiaries, other than any such plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (a “Sunnova Pension Plan”) and, to the knowledge of the Parent Guarantor, each “employee welfare benefit plan,” as such term is defined in Section 3(1) of ERISA, that is sponsored, maintained or contributed to by the Parent Guarantor or its subsidiaries, is and will be in compliance in all material respects with, and has been and will be administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or state law; (ii) with respect to any Sunnova Pension Plan that is subject to Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any plan year beginning prior to January 1, 2008, and with respect to any plan year beginning after December 31, 2007, no unpaid “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), whether or not waived, exists and, to the knowledge of the Parent Guarantor, no event has occurred or circumstance exists that may result in an unpaid minimum required contribution as of the last day of the current plan year of any such plan; and (iii) the Parent Guarantor and each of its Commonly Controlled Affiliates has made and will make substantially all contributions required under each “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, to which the Parent Guarantor or any of its Commonly Controlled Affiliates is obligated to contribute (a “Sunnova Multiemployer Plan”) and any required contribution that has not been paid would not, individually or in the aggregate, have a material adverse effect. As of the Amendment and Restatement Date, neither the Parent Guarantor nor any of its  Commonly Controlled Affiliates has been notified by the sponsor of a Sunnova Multiemployer Plan that such Sunnova Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, except where such reorganization or termination would not have a material adverse effect.  After the Amendment and Restatement Date and at all times during the term of this Guaranty, the aggregate outstanding liability of the Parent Guarantor and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Multiemployer Plan collectively does not exceed $10 million, and, to the knowledge of the Parent Guarantor, no event has occurred or circumstance exists that presents a risk that the aggregate outstanding liability of the Parent Guarantor and its Commonly Controlled Affiliates for any partial or complete withdrawal from any Sunnova Multiemployer Plan could collectively exceed $10 million at any time during the term of this Guaranty.  For purposes of this Section 5(o), “Commonly Controlled Affiliates” means those direct or indirect affiliates of the Parent Guarantor that would be considered a single employer with the Parent Guarantor under Section 414(b), (c), (m), or (o) of the Code.
(p)Rank of Obligations. Its obligations under this Guaranty do rank and will rank at least pari passu in priority of payment and in all other respects with all of its unsecured indebtedness.
(q)Financial Reporting. The Parent Guarantor shall furnish or cause to be furnished to the Borrower and the Administrative Agent:
(i)Annual Reporting. Within (a) the earlier of (x) one hundred eighty (180) days after the close of each fiscal year of SEI (beginning with the fiscal year ending December 31, 2019) and (y) such earlier period as required by Applicable Law, the unqualified (provided, however explanatory language added to the auditor’s standard report shall not constitute a qualification) audited financial statements for such fiscal year that include the consolidated balance sheet of SEI and its consolidated subsidiaries as of the end of such fiscal year, the related consolidated statements of income, of stockholders’ equity and of cash flows for such fiscal year, in each case, setting forth comparative figures for the preceding fiscal year (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-K with the Securities and Exchange Commission), and, beginning with the fiscal year ending December 31, 2019, the assets and liabilities of the Parent Guarantor and the Borrower as of the end of such fiscal year presented in a note or schedule to such financial statements of SEI, and in each case prepared in accordance with GAAP, and audited by a Nationally Recognized Accounting Firm selected by SEI; and
(ii)Quarterly Reporting. Within the earlier of (x) sixty (60) days after the end of each of the first three quarters of its fiscal year and (y) such earlier period as required by Applicable Law, the unaudited consolidated balance sheets and income statements for such fiscal quarter on a yeartodate basis for SEI and its consolidated subsidiaries (it being acknowledged that such requirement with respect to SEI may be satisfied by the filing of the appropriate report on Form 10-Q with the Securities and Exchange Commission).
(r)Financial Covenants. As of the Original Closing Date and at all times during the term of this Guaranty, the following shall be true (collectively, the “Financial Covenants”):
(i)the Parent Guarantor shall have and maintain as of the last day of each fiscal quarter ending after the Original Closing Date a Tangible Net Worth (as defined below) of at least the sum of (A) fifty percent (50%) of all positive quarterly net income (as determined in accordance with GAAP) earned for each fiscal quarter ending after the Original Closing Date as of such date plus (B) $185,000,000;
(ii)    the Parent Guarantor shall have and maintain as of the last day of each fiscal quarter ending after the Original Closing Date, Working Capital (as defined below) available to it in an amount at least equal to $20,000,000; and
(iii)    no distribution with respect to the equity of the Parent Guarantor shall be funded with the proceeds (directly or indirectly) any Advances made under the Credit Agreement provided that for purposes of determining compliance with the Financial Covenants in this Section 5(r), on or prior to the date that is fifteen (15) Business Days after the date on which it is determined that the Parent Guarantor is not in compliance with any Financial Covenant (the “Equity Cure Period”), the Parent Guarantor’s equity holders or any of their Affiliates shall have the right to make and fund an equity investment in the Parent Guarantor in cash during such Equity Cure Period, and such cash, if so designated by the Parent Guarantor, shall be included as unrestricted cash for purposes of calculating (A) “Tangible Net Worth” in clause (i) above, and (B) to the extent such amounts do not reduce undrawn capacity under equity or debt facilities included in the calculation, “Working Capital” in clause (ii) above (each such investment of cash, an “Equity Cure”); provided, further, that any actions taken by or with respect to the

Parent Guarantor during the Equity Cure Period in an effort to have the Parent Guarantor comply with the Financial Covenants shall be promptly communicated to the Administrative Agent in writing and no more than (X) one (1) Equity Cure shall be permitted during each calendar year and (Y) two (2) Equity Cures shall be permitted during the term of Agreement, without advance notice to and consent of the Administrative Agent; provided, further, that so long as the Parent Guarantor has delivered prior written notice to the Administrative Agent of its intention to exercise an Equity Cure, during the Equity Cure Period no Amortization Event shall be deemed to have occurred and neither the Administrative Agent nor any Lender shall exercise any rights or remedies under or arising out of this Section 5(r) or any other Transaction Document on the basis of any failure to comply with those Financial Covenants as to which notice of intent to exercise an Equity Cure has been delivered; provided, further, that if the Parent Guarantor’s non-compliance with the Financial Covenants is cured by a permitted Equity Cure made within the Equity Cure Period, no Amortization Event shall be deemed to have occurred.
For purposes of this Section 5(r), the following terms shall have the meanings set forth below:
“Mezzanine Facility” shall mean (i) that certain Loan Agreement entered into effective November 14, 2014, as amended, restated, supplemented or otherwise modified from time to time (the “GSO Facility”), among Sunnova Asset Portfolio 5 Holdings, LLC, the Parent Guarantor, Wilmington Trust, National Association, as administrative agent, and the lenders from time to time party thereto and (ii) any indebtedness incurred by the Parent Guarantor under any mezzanine financing facility or private high yield notes issuance, the proceeds of which are used to refinance in full the GSO Facility and otherwise for working capital purposes; provided that the Parent Guarantor shall deliver prior written notice of its intention to enter into such facility or issue such notes not later than ten (10) days prior to the closing of such facility or issuance of such notes.
“Tangible Net Worth” shall mean the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Parent Guarantor, less all assets that are considered to be intangible assets under GAAP (including customer lists, goodwill, internal use software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs of the Parent Guarantor) less “Total Liabilities” in a consolidated balance sheet of the Parent Guarantor as reported in each set of quarterly financial statements delivered pursuant to Section 5(q)(ii) above; provided that the amount calculated in Section 5(r)(i) above and the term “Total Liabilities” shall carve out from the calculation thereof an aggregate principal amount of up to $50,000,000 then outstanding under any Mezzanine Facility as reported in each set of quarterly financial statements delivered pursuant to Section 5(q)(ii) above.
“Working Capital” shall mean, as of any date, the cumulative amount of unrestricted cash and undrawn capacity under any equity or debt financing arrangement of the Parent Guarantor or any Subsidiary of the Parent Guarantor which is available (taking into account the ability of Guarantor or its applicable Subsidiary to satisfy any conditions to such availability as demonstrated to the reasonable satisfaction of the Administrative Agent) to pay for the Parent Guarantor’s selling, asset origination and general and administrative expenses. For the avoidance of doubt, Working Capital shall include any undrawn capacity available (taking into account the ability of Guarantor or its applicable Subsidiary to satisfy any conditions to such availability as demonstrated to the reasonable satisfaction of the Administrative Agent) for the Parent Guarantor’s general and administrative purposes under any other equity or debt financing arrangement of the Parent Guarantor or any Subsidiary.
SECTION 6.Amendments, Etc. No amendment or waiver of any provision of this Guaranty, and no consent to any departure by the Parent Guarantor here from, shall in any event be effective unless the same shall be in writing and signed by the Parent Guarantor (only with respect to amendments), the Borrower and the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 7.Addresses for Notices. All notices and other communications hereunder shall be in writing (which shall include facsimile communication), shall be personally delivered, express couriered, electronically transmitted (in which case a hard copy shall also be sent by regular mail) or mailed by registered or certified mail, if to the Borrower, at the address set forth under its name on the signature page hereof, if to the Administrative Agent, at the address set forth under its name on the signature page hereof and, if to the Parent Guarantor, at the address set forth under its name on the signature page hereof or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Notices and communications by facsimile shall be effective when sent, and notices and communications sent by other means shall be effective when received.
SECTION 8.No Waiver; Remedies. No failure on the part of the Borrower or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 9.Continuing Guaranty. This Guaranty is a continuing agreement and shall, to the maximum extent permitted by Applicable Law:
(a)    remain in full force and effect until the performance in full of the Obligations and the payment of all other amounts payable under the other Transaction Documents;
(b)    be binding upon the Parent Guarantor, its successors and assigns; and
(c)    inure to the benefit of, and be enforceable by, the Borrower, the Administrative Agent and their successors and assigns.
Notwithstanding anything contained in this Section 9 to the contrary, it is specifically agreed and is a condition of and inducement to the Parent Guarantor to enter into this Guaranty, that all

Obligations and performances, liabilities and duties of the Parent Guarantor with respect to Sunnova Management as the Facility Administrator and its obligations under the Facility Administration Agreement, shall cease, terminate and be of no further force or effect immediately upon (i) the termination or the resignation of Sunnova Management as the Facility Administrator and (ii) the appointment of any Successor Facility Administrator.
SECTION 10.Release of the Parent Guarantor. In the event that (a) the Parent Guarantor ceases to control (within the meaning of the Securities Act) Sunnova Management, SAP Seller, TEP Resources and the Borrower, (b) a Facility Administrator Termination Event has not occurred, (c) the new controlling person has agreed to assume the obligations of the Parent Guarantor hereunder, (d) the Parent Guarantor shall have received the written consent of the Administrative Agent, and (e) the Parent Guarantor and such new controlling person shall have executed documents and provided opinions of counsel reasonably requested by the Administrative Agent, then the Parent Guarantor shall be permitted to assign its obligations hereunder to such new controlling person, and upon such assignment, this Guaranty shall terminate with respect to the Parent Guarantor and the Parent Guarantor shall be released from its obligations hereunder without the necessity of any further action of the parties to this Guaranty.
SECTION 11.GOVERNING LAW; WAIVER OF JURY TRIAL. THIS GUARANTY WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES TO THE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO SUCH PARTY AT THE ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED WHEN THE RETURN RECEIPT IS SIGNED. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE PARENT GUARANTOR AND THE BORROWER OR THE AGENT, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS GUARANTY. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. WITH RESPECT TO THE FOREGOING CONSENT TO JURISDICTION, EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION 11 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF THE PARENT GUARANTOR, THE BORROWER OR THE AGENT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 12.No Proceeding; Effects of Bankruptcy. The Parent Guarantor hereby agrees that it will not, directly or indirectly, institute or cause to be instituted, or join any Person in instituting, against the Borrower, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law so long as there shall not have elapsed one year plus one day after payment in full of the Obligations (not as defined herein, but as defined in the Credit Agreement). To the extent permitted by law, this Guaranty shall survive the occurrence of any bankruptcy with respect to Sunnova Management, SAP Seller, TEP Resources, the Borrower or any other Person. To the extent permitted by law, no automatic stay under the Bankruptcy Code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which Sunnova Management SAP Seller, TEP Resources or the Borrower is subject shall postpone the obligations of the Parent Guarantor under this Guaranty.
SECTION 13.Counterparts. This Guaranty may be executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement. Delivery of an executed counterpart of this Guaranty by facsimile or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof and deemed an original.
[Signature Page Follows]

    IN WITNESS WHEREOF, the Parent Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

SUNNOVA ENERGY CORPORATION

By: /s/ Walter A. Baker
    Name: Walter A. Baker
Title: Executive Vice President,
     General Counsel and Secreatry
    Address: 20 Greenway Plaza
     Suite 540
Houston, TX 77046

[Signature Page to A&R Sunnova TEP Warehouse Parent Guaranty]

Acknowledged and Agreed:

Sunnova TEP Holdings, LLC, as Borrower

By: /s/ Walter A. Baker
    Name: Walter A. Baker
    Title: Executive Vice President, General Counsel and Secretary
    Address:    20 Greenway Plaza
Suite 540
Houston, TX 77046

[Signature Page to A&R Sunnova TEP Warehouse Parent Guaranty]

CREDIT SUISSE AG, NEW YORK BRANCH,
as Administrative Agent

By: /s/ Patrick Duggan
Name: Patrick Duggan
Title: Director

By: /s/ Marcus DiBrito
Name: Marcus DiBrito
Title: Vice President

Address:        11 Madison Avenue, 4th Floor
            New York, NY 10010
            Attention: Asset Finance
[Signature Page to A&R Sunnova TEP Warehouse Parent Guaranty]